United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

CHW Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40764	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Manhattanville Road, Suite 403 Purchase, NY 10577	10577
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 603-5016

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, consisting of one Ordinary Share, par value $0.0001 per share, and one Redeemable Warrant	CHWAU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share, included as part of the Units	CHWA	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units, each exercisable for one Ordinary Share for $11.50 per Ordinary Share	CHWAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities

 The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K, CHW Acquisition Corporation, a Cayman Islands exempted company (the “Company”), consummated its initial public offering (the “IPO”) of 12,500,000 units (the “Units”), including 1,500,000 Units issued pursuant to the partial exercise of the underwriters’ over-allotment option, on September 1, 2021. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (each, an “Ordinary Share”), and one redeemable warrant of the Company (each, a “Warrant”), with each whole Warrant entitling the holder thereof to purchase one Ordinary Share for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $125,000,000.

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of an aggregate of 4,238,636 Warrants (the “Private Warrants”) to CHW Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), at a purchase price of $1.00 per Private Warrant, generating gross proceeds to the Company of $4,238,636.

A total of $125,000,000 comprised of the proceeds from the IPO after offering expenses and a portion of the proceeds of sale of the Private Warrants, was placed in a U.S.-based trust account (the “Trust Account”) maintained by Wilmington acting as trustee.

As of September 1, 2021, the balance of the Trust Account was $125,000,000. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest to occur of: (i) the completion of an initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 15 months from the closing of IPO or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (iii) the redemption of the Company’s public shares if the Company has not completed an initial business combination within 15 months from the closing of the IPO, subject to applicable law.

An audited balance sheet as of September 1, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet as of September 1, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHW ACQUISITION CORPORATION

By:	/s/ Jonah Raskas
Name: Jonah Raskas
Title: Co-Chief Executive Officer

Dated: September 8, 2021